                                                                      EXHIBIT 23


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-09455 dated August 2, 1996) pertaining to the Citizens Banking Corporation Amended and Restated Section 401(k) Plan of our report dated June 25, 2004, with respect to the financial statements and schedule of Citizens Banking Corporation Amended and Restated Section 401(k) Plan included in the annual report (Form 11-K) for the year ended December 31, 2003.

/s/ Ernst & Young

Detroit, Michigan
June 25, 2004